Exhibit 99.1

News Release

Weatherford Reportable Segment Change
Houston, February 9, 2021 – Weatherford International plc (NASDAQ: WFRD) (“Weatherford” or the “Company”) announced today a segment recast by quarter for the full year 2020 and through the third quarter of 2021.
Effective the fourth quarter of 2021, Weatherford realigned its reporting structure to three product line segments (1) Drilling and Evaluation (2) Well Construction and Completions, and (3) Production and Intervention. The updated structure further refines the Company’s organizational focus and business strategy around the well life cycle and is intended to drive improved customer collaboration and growth opportunities. All segments provide services to core oil and gas as well as new energy markets.
As a result, beginning with the announcement of the Company's fourth quarter of 2021 results and its Annual Report on Form 10-K for the year ended December 31, 2021, Weatherford will report its results in these three reportable segments. All other segments, corporate and other expenses that do not individually meet the criteria for segment reporting will be combined and reported separately. Additionally, we have changed our primary measure of segment profitability to be segment adjusted EBITDA, which is based on segment earnings before interest, taxes, depreciation, amortization, share-based compensation expense and other adjustments. The change in segment reporting had no impact on the Company’s consolidated revenue, income before taxes, net income, or earnings per share for any period.
Girish K. Saligram, President and Chief Executive Officer, commented, “The alignment of our management strategy and reporting structure allows us to further drive organizational priorities into our operating processes. Our market leading product lines in each segment are a testament to the technology innovation and differentiation we provide and will serve as a foundation to drive growth and pull through across our portfolio. Additionally, the seamless integration of our digital offerings and ability to provide integrated solutions across our segments will be key to growth in our core operations and in the energy transition”.
The Company’s three product line divisions are comprised of the following services and products:
Drilling and Evaluation (“DRE”) offers a suite of services including managed pressure drilling, drilling services, wireline and drilling fluids. DRE offerings range from early well planning to reservoir management through innovative tools and expert engineering to optimize reservoir access and productivity.
Well Construction and Completions (“WCC”) offers products and services for well integrity assurance across the full life cycle of the well. The primary offerings are tubular running services, cementation products, completions, liner hangers and well services. WCC deploys conventional to advanced technologies, providing safe and efficient services in any environment during the well construction phase.

Production and Intervention (“PRI”) offers production optimization technologies through the Company’s ability to design and deliver a complete production ecosystem to boost productivity and responsible abandonment for our customers. The primary offerings are intervention services & drilling tools, artificial lift, production automation & software, sub-sea intervention and pressure pumping services in select markets. PRI utilizes a suite of reservoir stimulation designs, and engineering capabilities that isolate zones and unlock reserves in conventional and unconventional wells, deep water, and aging reservoirs.
All of our segments are enabled by a full suite of digital, monitoring, optimization and artificial intelligence solutions providing services throughout the well lifecycle, including responsible plug and abandonment.
In order to provide additional perspective on this change in segments, Weatherford has prepared the accompanying unaudited historical consolidated financial information on the basis of the new reporting structure as compared to the prior. Additional information regarding the realigned segment reporting structure is also available on the Company’s website www.weatherford.com under “Investor Relations”.
About Weatherford
Weatherford is a leading global energy services company. Operating in approximately 75 countries, the Company answers the challenges of the energy industry with its global talent network of approximately 17,000 team members and approximately 350 operating locations, including manufacturing, research and development, service, and training facilities. Visit https://www.weatherford.com/ for more information or connect on LinkedIn, Facebook, Twitter, Instagram, or YouTube.
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Contacts
For Investors:
Mohammed Topiwala
Director, Investor Relations and M&A
+1 713-836-7777
investor.relations@weatherford.com

For Media:
Kelley Hughes
Director, Global Communications
+1 713-836-4193
kelley.hughes@weatherford.com

Forward-Looking Statements

This news release contains projections and forward-looking statements concerning, among other things, the Company’s quarterly and full-year revenues, operating income and losses, segment adjusted EBITDA, forecasts or expectations regarding business outlook, prospects for its operations and expectations regarding future financial results and are also generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results, including the price and price volatility of oil and natural gas; the extent or duration of business interruptions, demand for oil and gas and fluctuations in commodity prices associated with COVID-19 pandemic; general global economic repercussions related to COVID-19 pandemic; the macroeconomic outlook for the oil and gas industry; and operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the COVID-19 virus and COVID-19 variants, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; our ability to generate cash flow from operations to fund our operations; and the realization of additional cost savings and operational efficiencies. These risks and uncertainties are more fully described in Weatherford’s reports and registration statements filed with the SEC. Accordingly, you should not place undue reliance on any of the Company’s forward-looking statements. Any forward-looking statements speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

Weatherford International plc
Segment Recast: Revenues and Segment Measure of Profitability Through Operating Income (Loss) (Unaudited)

	2021			2020
(Dollars in Millions)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Revenues:
Current
Drilling and Evaluation	$278	$265	$236	$214	$235	$236	$359
Well Construction and Completions	345	337	323	338	320	324	432
Production and Intervention	292	278	259	270	229	229	378
Total Reportable Segment Revenues	$915	$880	$818	$822	$784	$789	$1,169
All Other	30	23	14	20	23	32	46
Total Revenues	$945	$903	$832	$842	$807	$821	$1,215

Prior
Western Hemisphere	$441	$425	$390	$372	$316	$310	$588
Eastern Hemisphere	504	478	442	470	491	511	627
Total Revenues	$945	$903	$832	$842	$807	$821	$1,215

Segment Measure of Profitability Through Operating Income (Loss):
Current
Drilling and Evaluation	$56	$46	$29	$22	$29	$31	$50
Well Construction and Completions	79	55	50	57	72	52	92
Production and Intervention	57	46	41	39	37	23	55
Segment Adjusted EBITDA [1]	192	147	120	118	138	106	197
Corporate and Other [2]	(13)	(11)	(18)	(20)	(34)	(27)	(19)
Depreciation and Amortization	(112)	(114)	(111)	(116)	(117)	(113)	(157)
Share-based Compensation Expense	(4)	(5)	(4)	—	—	—	—
Other Adjustments [3]	8	8	—	(89)	(47)	(463)	(843)
Operating Income (Loss)	$71	$25	$(13)	$(107)	$(60)	$(497)	$(822)

Prior
Western Hemisphere	$45	$28	$24	$14	$(2)	$(23)	$29
Eastern Hemisphere	34	6	(19)	(1)	5	15	18
Segment Operating Income (Loss)	$79	$34	$5	$13	$3	$(8)	$47
Corporate	(16)	(17)	(18)	(31)	(28)	(26)	(26)
Other Adjustments	8	8	—	(89)	(35)	(463)	(843)
Operating Income (Loss)	$71	$25	$(13)	$(107)	$(60)	$(497)	$(822)
[1]Segment adjusted EBITDA is our primary measure of segment profitability and is based on segment earnings before interest, taxes, depreciation, amortization, share-based compensation expense and other adjustments. Research and development expenses are included in segment adjusted EBITDA.
[2]Corporate and other includes business activities related to all other segments (profit and loss), corporate and other expenses (overhead support and centrally managed or shared facilities costs) that do not individually meet the criteria for segment reporting.
[3]Other adjustments in the third quarter of 2020 under the current presentation is a higher expense than the prior due to a $12 million gain on sale of operational assets which is included in WCC under the current segment reporting.

Weatherford International plc
Segment Recast: Depreciation and Amortization (Unaudited)

	2021			2020
(Dollars in Millions)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Depreciation and Amortization:
Current
Drilling and Evaluation	$42	$43	$43	$43	$41	$43	$56
Well Construction and Completions	31	31	31	35	34	35	47
Production and Intervention	26	26	24	24	28	24	36
Segment Depreciation and Amortization	99	100	98	102	103	102	139
Corporate and Other	13	14	13	14	14	11	18
Depreciation and Amortization	$112	$114	$111	$116	$117	$113	$157

Prior
Western Hemisphere	$29	$29	$27	$27	$31	$29	$47
Eastern Hemisphere	83	85	84	88	87	85	109
Corporate	—	—	—	1	(1)	(1)	1
Depreciation and Amortization	$112	$114	$111	$116	$117	$113	$157

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